Exhibit 99-4

Harry Elias Partnership LLP SGX Centre 2, #17-01 4 Shenton Way Singapore 068807 T: +65 6535 0550 F: +65 6438 0550 www.harryelias.com We do not accept service of court documents by fax

SEA FORREST INTERNATIONAL LTD.	Date:	28 August 2025
8 Penjuru Lane	Your ref:
Singapore 609189	Our ref:	2022035911
	Direct:	+65 6361 9891
Attention: Board of Directors	Email:	WeijinOng@harryelias.com

Dear Sirs,

LISTING OF SEA FORREST INTERNATIONAL LTD. (THE “COMPANY”) ON THE NASDAQ CAPITAL MARKET

– OPINION OF HARRY ELIAS PARTNERSHIP LLP REGARDING SINGAPORE LEGAL MATTERS

Introduction

1.	We have been requested by the Company to provide this opinion with regard to the laws of Singapore, in connection with the Company’s initial public offering of Class A ordinary shares, in accordance with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, filed by the Company under the United States Securities Act of 1933, as amended (the “Registration Statement”), with the U.S. Securities and Exchange Commission (the “SEC”) (the “Offering”). The Company has three subsidiaries in Singapore (collectively, the “Singapore Companies” and each, a “Singapore Company”), namely:

(a)	Sea Forrest Technologies (S) Pte. Ltd.;

(b)	Sea Forrest Engineering Pte. Ltd.; and

(c)	Sea Forrest Power Solutions Pte. Ltd.

2.	This opinion is limited to the laws of Singapore of general application at the date of this opinion as applied by the courts in Singapore and is given on the basis that it will be governed by and construed according to the laws of Singapore. We do not purport to be experts on, nor are generally familiar with, any laws other than the laws of Singapore. As such, we have made no investigation of and do not express (or imply) any views on the laws of any territory or country other than Singapore. We are not obliged to update this opinion to reflect, or notify any addressee of this opinion or any other person of, any legal or legislative developments, or other changes to law or fact, arising after the date of this opinion.

Documents

3.	For the purposes of this opinion, we have sighted and/or reviewed a copy of the Registration Statement filed by the Company with the SEC in connection with the Offering.

4.	We have not examined any documents other than those set out in paragraph 3 of this opinion. Save as expressly provided in paragraph 6 of this opinion, we express no opinion whatsoever with respect to any agreement or document.

Harry Elias Partnership LLP is a limited liability partnership registered in Singapore under the Limited Liability Partnerships Act (Cap 163A), UEN T10LL0175E and with our registered place of business at 4 Shenton Way #17-01 SGX Centre 2 Singapore 068807. We are regulated by the Law Society of Singapore and the Legal Services Regulatory Authority.

Assumptions

5.	In rendering this opinion, we have made the following assumptions:

(a)	the authenticity, completeness, validity and factual accuracy of all documents relied upon by us in issuing this opinion;

(b)	the accuracy and correctness of the statements, any representations or oral information made by the shareholder(s), director(s), officer(s), employee(s), licencee(s), agent(s), representative(s) or authorised person(s) of the Singapore Companies to us in respect of the Offering and/or Registration Statement;

(c)	the Registration Statement in the form provided to and reviewed by us will be filed with the SEC;

(d)	no laws other than the laws of Singapore affect this opinion; and

(e)	there is no foreign law (as to which we have made no independent investigation) which would be contravened by either the entry into or the transactions contemplated under the Registration Statement, or would affect or have any implications on this opinion and that in so far as any obligation expressed to be incurred or performed under the Registration Statement falls to be performed in or is otherwise subject to the laws of any jurisdiction other than Singapore, its performance will not be illegal by virtue of the laws of that jurisdiction.

Opinion

6.	Subject to the assumptions and qualifications set out in this opinion and any matter not disclosed to us, we are of the opinion that, so far as the laws of Singapore are concerned, the statements and disclosures in the Registration Statement under the following headings, insofar and to the extent that they constitute a summary or description of the laws or regulations of Singapore and do not involve statements of fact, fairly present the information and summarise the matters referred to therein:

(a)	Risk Factors;

(b)	Enforceability of Civil Liabilities (Singapore);

(c)	History and Corporate Structure;

(d)	Regulatory Environment; and

(e)	Material Tax Considerations (Singapore Tax Considerations).

Qualifications

7.	This opinion is subject to the following qualifications:

(a)	we do not express any opinion as to any laws other than Singapore law in force at and as interpreted at the date of this opinion. We are not qualified to, and we do not, express an opinion on the laws of any other jurisdiction or any international law (including any international treaty, convention, agreement and document of similar effect);

(b)	no opinion is expressed on any document or matter which is not apparent on the face of the Registration Statement;

(c)	we do not advise on the tax position of any person, or the rights and remedies of any taxation authority in respect of non-payment of taxes or the failure to comply with law and regulations relating to taxation. For these purposes, taxation and taxes include without limitation, stamp duty and withholding taxes;

(d)	we are not advising on the business, shareholding structure, commercial terms, tax, or accounting implications of the Offering;

(e)	this opinion is strictly limited to matters stated herein and is not to be construed as extending by implication to any other matter or document in connection with, or referred to, in the Registration Statement;

(f)	we have not investigated or verified the representations and factual statements (including any statements of foreign law), if any, or the reasonableness of any statements of opinion or intention, made in the documents referenced in this opinion and have not made any attempt to determine if any of such representations or factual statements are complete, true or accurate. In addition, we are not responsible for investigating or verifying whether any material fact has been omitted from such documents;

(g)	this opinion is given on the basis that there will be no amendment to or replacement of the documents, authorisations and approvals referred to in this opinion and on the basis of the laws of Singapore in force as at the date of this opinion; and

(h)	this opinion is given on the basis that we assume no obligation nor responsibility to update or supplement this opinion to: (i) reflect any fact or circumstance which may come to our attention; (ii) reflect any change in laws which may occur; or (iii) inform the addressees of any change in circumstance happening in each case after the date of this opinion, which would cause us to alter any of our opinions.

General

8.	This opinion is given to the person(s) to whom it is addressed. It may not be used or relied upon by or published or communicated to, nor do we accept any liability to, any person or entity for any purpose whatsoever without our prior written consent in each instance, except pursuant to an order or legal process of any relevant governmental authority, where allowed or required by law. No responsibility or liability is accepted in relation to any use of this opinion for any other purpose other than in connection with the Registration Statement or any other person’s reliance or use of this opinion for any purpose whatsoever.

9.	This opinion is rendered as of the date first set forth above and we expressly disclaim any obligation to update this opinion from and after the date hereof or to notify any addressee(s) of this opinion of any change in the laws of Singapore after the date of this opinion.

10.	All statements or opinions made or reports contained herein are of a general nature only and current only as at the date of this opinion. They do not purport and are not intended to be a substitute for specific professional advice.

11.	This opinion does not cover the financial, tax and other related aspects of the business and operations of the Singapore Companies.

12.	It is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter or document in connection with the Offering and/or Registration Statement.

13.	This opinion relates only to the laws of general application of Singapore as at the date hereof and as currently applied by the Singapore courts, and is given on the basis that it will be governed by and construed in accordance with the laws of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Singapore and assume that such laws do not qualify or affect this opinion.

Consent

14.	We hereby consent to the utilisation of this opinion in the Registration Statement, and we also authorise its filing as an exhibit therein. In addition, we consent to the inclusion of references to our name within the said Registration Statement.

Yours faithfully,

/s/ ONG Wei Jin

ONG Wei Jin

Partner

Harry Elias Partnership LLP